FULLER, TUBB, POMEROY & STOKES
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
201 ROBERT S. KERR AVENUE, SUITE 1000
OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                                                                                                                                       TELEPHONE 405-235-2575
JERRY TUBB                                                                                                                                                                               FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
_____

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
DAN M. PETERS

January 10, 2005

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Schedule 14(c) Information Statement
Internet Infinity, Inc.
Commission File No. 0-27633

Gentlemen:

As legal counsel to Internet Infinity, Inc. ("the Registrant"), I am filing a Preliminary Information Statement. It is anticipated that definitive copies will be distributed to the shareholders of the Registrant on January 24, 2005.

Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax (405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

Sincerely,

                                /s/Thomas J. Kenan

Thomas J. Kenan
e-mail: kenan@ftpslaw.com

Enclosure

cc:    George P. Morris (w/enclosure)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[   ]    Definitive Information Statement

INTERNET INFINITY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filling Fee (Check the appropriate box):

[X]    No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies: Common stock, par value $0.001.

2.	Aggregate number of securities to which transaction applies: 20,718,780 shares of common stock.

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The transaction is a merger for the sole purpose of changing the registrant's domicile, and no filing fee is required to be paid.

4.	Proposed maximum aggregate value of transaction: No value.

5.	Total fee paid: None.

[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

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PRELIMINARY COPIES

INFORMATION STATEMENT

INTERNET INFINITY, INC.
413 Avenue G. #1
Redondo Beach, CA 90277
Telephone: (310) 493-2244

This Information Statement is furnished to stockholders in connection with the proposed taking of certain action by the written authorization or consent of persons holding a majority of the outstanding shares of common stock of Internet Infinity, Inc., a Delaware corporation ("our company"). Management shareholders holding more than 50 percent of our outstanding shares have already given their written approval of the transaction. It is not necessary for the company to call a special meeting of stockholders to consider the proposed reorganization. Your approval is not required and is not being sought.

Regulations of the U.S. Securities and Exchange Commission (the "Commission") require that we transmit an Information Statement containing certain specified information to every holder of our common stock that is entitled to vote or give an authorization or consent with regard to any matter to be acted upon and from whom proxy authorization or written consent is not solicited. This Information Statement must be mailed at least 20 calendar days prior to the earliest date on which the corporate action may be taken. This Information Statement is being mailed to our stockholders on or about January __, 2005 to our stockholders of record of December 31, 2004.

We Are Not Asking You for a Proxy, and You Are Requested Not To Send Us a Proxy.

Summary Term Sheet

We have entered into a Merger Agreement with a Nevada corporation also named "Internet Infinity, Inc." (herein, "Internet Nevada") just as we are named:

●	Internet Nevada is a wholly-owned subsidiary of our company.
●	Its Articles of Incorporation and our Certificate of Incorporation are similar in every substantial way.
●	The sole purpose of the merger is to change our domicile from Delaware to Nevada.
●	Internet Nevada shall be the surviving entity of the merger.
●	In the merger, all outstanding shares of our common stock will convert into an identical number of shares of common stock of Internet Nevada.

See "Transaction Information" below for a more detailed discussion of the terms of the merger.

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Voting Securities and Principal Holders Thereof

On December 31, 2004 there were 20,718,780 shares of our common stock outstanding. This Information Statement is being sent to the record holders of our common stock on December 31, 2004. Members of our management hold 14,491,696 shares of our common stock, which is 69.9 percent of the outstanding shares, and have given their written consent to the Merger Agreement.

The table below sets forth, as of December 31, 2004 the number of shares of common stock of Internet Infinity beneficially owned by each officer and director of Internet Infinity individually and as a group, and by each owner of more than five percent of the common stock.
		Percent of
	Number	Outstanding
Name and Address	of Shares	Shares

George Morris, Chairman/CEO	14,429,196 (1)	69.6
413 Avenue G, #1
Redondo Beach, CA 90277

Roger Casas, Vice President	32,000	(2)
108 E. 228th St
Carson, CA 90745

Shirlene Bradshaw, Director	30,500	(2)
1900 W. Artesia #38
Gardena, CA 90745

Officers and Directors	14,491,696	69.9
as a group (3 persons)

(1)      Of these shares, 6,859,000 are held of record by George Morris, 3,034,482 shares are held of record by Apple Realty, Inc., which is under the control of George Morris, and 4,535,714 shares are held of record by L & M Media, Inc., which is under the control of George Morris.

(2)    Less than 1 percent.

Changes in Control

There are no arrangements, which may result in a change in control of Internet Infinity.

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Transaction Information

The name, mailing address and telephone number of both our company and Internet Nevada are as follows:

Internet Infinity, Inc.
413 Avenue G. #1
Redondo Beach, CA 90277
Telephone: (310) 493-2244

Business conducted. We distribute blank video tape. We are now entering a new field of endeavor: single-person, internet-matching dating services. We recently acquired an internet match dating site - named Special Singles - and commenced the promotion of the site in late December 2004.

Internet Nevada has no business. We formed Internet Nevada solely as a vehicle for our change of domicile from Delaware to Nevada. Our business will become the business of Internet Nevada after the merger. The directors and officers of our company will become the directors and officers of Internet Nevada.

Terms of the transaction. Our company and Internet Nevada will merge. Internet Nevada will be the surviving corporation. All outstanding shares of common stock of our company will convert in the merger to the same number of shares of common stock of Internet Nevada. Both companies have the same number of authorized shares of common stock and no authorized preferred stock. After the merger there will be the same number of shares of common stock outstanding.

Reasons for engaging in the transaction. Annual corporate franchise taxes in Delaware are substantially higher than corporate franchise taxes in Nevada. We want to be able to substantially increase the number of authorized but unissued shares of our capital stock so as to be ready to acquire other companies with our stock without having to first amend our corporate charter. Delaware’s method of computing annual corporate franchise taxes severely penalizes a company with a large amount of authorized but unissued stock, while Nevada’s method does not.

Vote required for approval of the transaction. A majority of the outstanding shares must approve the merger if it is to be approved without a shareholders’ meeting. The written approval of the merger has been obtained from members of our management who are the record holders or control a record holder of a majority of the outstanding shares of our common stock, which is our only authorized capital stock.

Material differences in the rights of security holders as a result of the merger. There are no material differences in the rights of security holders as a result of the merger. Specifically, there are no material differences in the rights of holders of common stock of both corporations -

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●	to receive dividends,
●	to vote on all matters submitted to a vote of shareholders, and there are no material differences in the matters that must be submitted to a vote of shareholders of both corporations, and
●	to exercise preemption rights with regard to the purchase of additional shares of common stock offered by the company in the future, as neither corporation makes provision for preemption rights of shareholders.

Accounting treatment of the transaction. The merger will be treated as a recapitalization of our company. Our financial statements will become the historical financial statements of the surviving corporation, Internet Nevada.

Federal income tax consequences of the transaction. The transaction is a tax-free business reorganization between two corporations. The federal income tax basis of each of our shareholders will become the income tax basis of the acquired shares of common stock of Internet Nevada.

Provisions in the charters or bylaws that would delay, defer or prevent a change in control of the corporations. There are no provisions in the charters or bylaws of either corporation that would delay, defer or prevent a change in control of the corporation.

Regulatory approvals. There are no federal or state regulatory requirements that must be complied with or approval must be obtained in connection with the transaction.

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